UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b)

At its regularly scheduled Board of Directors meeting on February 4, 2016, Terry Hudgens, Chairman of the Board, notified Advanced Energy Industries, Inc. (the “Company”) of his decision to retire, effective as of the 2016 annual meeting of shareholders scheduled for May 5, 2016. In order to provide for an orderly transition, Mr. Hudgens requested that the Board consider electing a new Chairman of the Board, and after due deliberation and discussion, the Board elected Mr. Grant Beard as the new Chairman effective immediately following the February 4, 2016 Board meeting. Mr. Hudgens will continue to serve as a Director until the end of his term. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02(e)

Background

As part of the Company’s focus on (1) driving its strategic plan on growth, (2) aligning company and management performance with the interests of the Company’s shareholders, and (3) also encouraging retention, the Compensation Committee of the Board approved, and the Board ratified, on February 4, 2016 the establishment of performance metrics under the Company’s 2016 short term incentive plan (“STI Plan”) and 2016 long term incentive plan (“LTI Plan”), as well as equity grants associated with the LTI Plan. Executive officers and other members of management will participate in these plans at different award levels. The STI Plan and LTI Plan succeed the Company’s prior short term and long term incentive plans, which have expired.

STI Plan

The STI Plan provides the Company’s executive officers (CEO and executive vice presidents) and other members of management (senior vice presidents and vice presidents), who are selected to participate, with an opportunity to earn an annual cash bonus that is funded from a corporate “performance-based” bonus pool. Specifically, the corporate bonus pool for 2016 will be funded to the extent the Company achieves certain threshold, target or stretch levels of revenue, non-GAAP operating income from continuing operations (“non-GAAP OI”) and operational cash flow. Each of these performance metrics carries a different weight in funding the corporate bonus pool with revenue at 50%, non-GAAP OI at 30% and operational cash flow at 20% (generally referred to herein as “corporate achievement”). The corporate achievement scale funds the bonus pool 50% at threshold, 100% at target, and 200% at stretch, however the non-GAAP OI threshold must be met to trigger pool funding for the revenue and non-GAAP OI portions. Achievement percentages between the threshold and target and between the target and stretch levels will be interpolated based on actual results in each category to determine the final achievement percentage to fund the pool.

Executive officers have an annual bonus opportunity expressed as a percent of their base salary. Mr. Yuval Wasserman, president and chief executive officer, has a target bonus opportunity of 100% of base pay, or $625,000 at target. Of that bonus opportunity, $400,000 at target is based on corporate achievement of the performance metrics as discussed above, $150,000 at target is based on achieving performance metrics related to organic market expansion and $75,000 at target is based on a subjective review of inorganic activities determined at the discretion of the Compensation Committee. Mr. Wasserman’s aggregate annual bonus opportunity can range from $0 to $1.25 million (i.e., 200% achievement). Mr. Thomas Liguori, executive vice president and chief financial officer, has a target bonus opportunity of 70% of base pay, or $280,000 at target, which is based on corporate achievement of the performance metrics discussed above. Mr. Liguori’s aggregate annual bonus opportunity can range from $0 to $560,000 (i.e., 200% achievement). Mr. Thomas McGimpsey, executive vice president, general counsel and corporate secretary, has a target bonus opportunity of 60% of base pay, or $198,000 at target, which is based on corporate achievement of the performance metrics discussed above. Mr. McGimpsey’s aggregate annual bonus opportunity can range from $0 to $396,000 (i.e., 200% achievement). The positions of vice president and senior vice president have target bonus opportunities ranging from 40% to 50% of base pay based on individual achievement. Bonus payouts are limited to the extent the bonus pool is funded by corporate achievement of performance metrics. As mentioned above, at the highest level of achievement, participants may be eligible to receive up to a maximum of 200% of his or her target bonus amount, subject to and limited by the funding of the corporate bonus pool (as discussed above). Mr. William Trupkiewicz, vice president, controller and chief accounting officer, has a target bonus opportunity of 40% of base pay, or $102,000 at target, which is based on individual achievement and limited to bonus pool funding. Mr. Trupkiewicz’s aggregate annual bonus opportunity can range from $0 to $204,000 (i.e., 200% achievement).

LTI Plan

The LTI Plan is an equity-based plan under the Company 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”). For 2016, participants in the LTI Plan will receive awards in the following forms: 50% time-based restricted stock units and 50% performance stock units. The grants of restricted stock units will vest ratably over a three (3) year period with 1/3rd vesting on each anniversary date of the grant date. The performance stock units will vest between 50% at threshold, 100% at target and 200% at stretch based on the achievement of various revenue (weighted at 50%) or non-GAAP earnings per share from continuing operations (“Non-GAAP EPS”)(weighted at 50%) goals as calculated under the LTI Plan over a performance period of 3 years (2016-2018). Vesting of all or portions of such performance stock units can occur in any quarter over such three years (but no sooner than the first fiscal quarter of 2017) if either revenue or Non-GAAP EPS goals are independently met over a trailing four quarter period; provided, however, that a threshold level of Non-GAAP EPS must be met in order to trigger vesting related to the revenue goals. Achievement percentages between the threshold and target and between the target and stretch levels will be interpolated at the end of the 3 year period (but not during the interim period).

On February 4, 2016, Mr. Wasserman, president and chief executive officer, was granted equity (50% in restricted stock units and 50% in performance stock units) under the LTI Plan at an approximate grant date target value of $1.75 million. Similarly, Mr. Liguori, executive vice president and chief financial officer, Mr. McGimpsey, executive vice president, general counsel and corporate secretary, and Mr. Trupkiewicz, Vice President, controller and chief accounting officer, were also granted on such date equity under the LTI Plan at approximate grant date target values of $625,000, $525,000 and $125,000, respectively. If the stretch goals are met for the performance stock units (50% of LTI Plan opportunity), vesting can occur at 200% resulting in overall estimated LTI Plan grant date values of $2.625 million, $937,500, $787,500 and $187,500 for Messrs. Wasserman, Liguori, McGimpsey and Trupkiewicz, respectively. The approximate grant date value of restricted stock units and performance stock units are based on a full share value as of the grant date. All awards under the LTI plan will be subject to other terms and conditions set forth in the LTI Plan document and award agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 8, 2016 by Advanced Energy Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: February 8, 2016	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 8, 2016 by Advanced Energy Industries, Inc.